EXHIBIT 3.1.2

ARTICLES OF INCORPORATION OF

 TEXAS-NEW MEXICO POWER COMPANY, INC.

 AS AMENDED THROUGH JULY 7, 2005

Office of the Secretary of State

 CERTIFICATE OF AMENDMENT

OF

 TEXAS-NEW MEXICO POWER COMPANY

19241500

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of amendment for the above named entity have been received in this office and have been found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law hereby issues this Certificate of Amendment.

Dated:  07/07/2005
Effective:  07/07/2005

/s/ Roger Williams
Roger Williams
Secretary of State

ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION
OF
TEXAS-NEW MEXICO POWER COMPANY

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, Texas‑New Mexico Power Company adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE ONE

The name of the corporation is Texas-New Mexico Power Company.

ARTICLE TWO

The following amendments to the Articles of Incorporation was adopted by the shareholders of the corporation on June 6, 2005.

A.     Article Three is amended so that it reads in its entirety as follows:

The purpose or purposes for which the Corporation is organized are to transact any and all lawful business for which corporations may be organized under the Texas Business Corporation Act.

B.     Article Ten is deleted in its entirety.

C.     Article Eleven is redesignated as Article Ten.

ARTICLE THREE

The number of shares of the corporation outstanding at the time of adoption was 10,705 shares of common stock.

ARTICLE FOUR

The number of shares that voted for the amendment was 10,705; and the number of shares that voted against the amendment was zero.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of this 5th day of July, 2005.

TEXAS-NEW MEXICO POWER COMPANY

By: /s/ Terry R. Horn
Name:  Terry R. Horn
Title:     Vice President, Secretary and  Treasurer

ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION
OF
TEXAS-NEW MEXICO POWER COMPANY

                        Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, Texas-New Mexico Power Company adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE ONE

                        The name of the corporation is Texas-New Mexico Power Company.

ARTICLE TWO

                        The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on August 7, 2001:

A.       Article Three, Section One, Subparagraph 1.12 is amended so that it reads in its entirety as follows:

1.12 not enter into any guaranty, or otherwise become liable for, or pledge its assets to secure, the liabilities, debts or obligations of any Person, other than guaranties of liabilities, debts or obligations of affiliates into which the Corporation separates its business activities pursuant to the requirements of the laws of any state in which the Corporation operates as an electric utility, including, without limitation, the unbundling provisions of Chapter 39 of the Texas Utilities Code.

ARTICLE THREE

                        The number of shares of the corporation outstanding at the time of adoption was 10,705 shares of common stock.

ARTICLE FOUR

The number of shares that voted for the amendment was 10,705; and the number of shares that voted against the amendment was zero.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of this 16th day of August, 2001.

TEXAS-NEW MEXICO POWER COMPANY

By:  __/s/ Paul W. Talbot__________
        Name:  Paul W. Talbot
        Title:  Secretary

ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION
OF
TEXAS-NEW MEXICO POWER COMPANY

                        Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, Texas-New Mexico Power Company adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE ONE

                        The name of the corporation is Texas-New Mexico Power Company.

ARTICLE TWO

                        The following amendments to the Articles of Incorporation was adopted by the shareholders of the corporation on April 23, 2001:

B.       Article Four , Section 2 is amended so that it reads in its entirety as follows:

2.01.         Shares of Preferred Stock may be issued from time to time in one or more series, each of which is to have a distinctive serial designation as determined in the resolution or resolutions of the Board of Directors providing for the issuance of such Preferred Stock from time to time.

2.02.    Each series of Preferred Stock:

(a)        may have such number of shares;

(b)        may have such voting powers or may be without voting powers;

(c)        may be subject to redemption at such time or times and at such price;

(d)        may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

(e)        may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

(f)         may be made convertible into, or exchangeable for, shares of any other class or classes, or of any other series of the same class or of any other class or classes, of stock of the Corporation at such price or prices or at such rates of exchange, and with adjustments;

(g)        may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

(h)        may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issuance of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation of stock of any class or series; and

(i)         may have such other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof;

as in each such instance is stated in the resolution or resolutions of the Board of Directors providing for the issuance of such Preferred Stock.  Except where otherwise set forth in such resolution or resolutions the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.  The foregoing enumeration of the designations, preferences, limitations and relative rights which may be fixed with respect to shares of Preferred Stock is merely illustrative of the power of the Board of Directors.  The authority of the Board of Directors to fix such designations, preferences, limitations and relative rights shall be with the maximum authority permissible pursuant to Article 2.13 of the TBCA, as it may be amended from time to time.

2.03.         Shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other series, class or classes will have the status of authorized but unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock and to any filing required by law.

2.04.    (a) Except as otherwise provided by law or by the resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, Common Stock will have the exclusive right to vote for the election of directors and for all other purposes.  Each holder of Common Stock will be entitled to one vote for each share held.

(b)        Subject to all of the rights of Preferred Stock or any series thereof, the holders of Common Stock will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, in stock or otherwise.

(c)        Upon any liquidation, dissolution or winding‑up of the Corporation, whether voluntary or involuntary, and subject to the rights of the holders of Preferred Stock, the remaining net assets of the Corporation will be distributed pro rata to the holders of Common Stock in accordance with their respective rights and interests.

2.05.         All shares of Common Stock or Preferred Stock of the Corporation, including, without limitation, shares issued as a stock dividend, shall, when the full lawful consideration fixed by the Board of Directors has been paid, or when so issued as a stock dividend, be deemed fully paid and not liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payment thereon.  Any of the unissued shares of capital stock of the Corporation may be issued from time to time in such amount and manner, including, without limitation, in distribution as stock dividends, and for such lawful consideration as the Board of Directors may determine.

ARTICLE THREE

                        The number of shares of the corporation outstanding and entitled to vote at the time of adoption was 10,705 shares of common stock.  The number of shares entitled to vote on the amendment was 10,705 shares of common stock.

ARTICLE FOUR

The number of shares that voted for the amendment was 10,705; and the number of shares that voted against the amendment was zero.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of this 23rd day of April, 2001.

TEXAS-NEW MEXICO POWER COMPANY

By:  __/s/ Paul W. Talbot___________
        Name:  Paul W. Talbot
        Title:  Secretary

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
TEXAS-NEW MEXICO POWER COMPANY

ARTICLE I

                        Pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, Texas-New Mexico Power Company adopts the following Amended and Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by such Restated Articles of Incorporation as hereinafter set forth and which contain no other change in any provision hereof.

ARTICLE II

                        The Articles of Incorporation of the corporation are hereby amended by these Amended and Restated Articles of Incorporation as follows:  (a) current ARTICLE ONE, TWO, THREE, FOUR, FIVE, SIX, SEVEN, EIGHT and NINE are redesignated as ARTICLE ONE, TWO, THREE, FOUR, FIVE, SIX, SEVEN, EIGHT and NINE, respectively of ARTICLE V below and (b) ARTICLE TEN and ARTICLE ELEVEN of ARTICLE V is hereby added to the Articles of Incorporation.

ARTICLE III

                        Each amendment made by the Amended and Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and each such amendment made was duly adopted on April 6, 2000, by the shareholders of the corporation.

ARTICLE IV

                        The number of shares of the corporation outstanding was 10,705 shares of common stock, 8,390 shares of Series B Preferred Stock and 6,950 shares of Series C Preferred Stock and the number of shares entitled to vote on the restated articles of incorporation as so amended was 10,705 shares of common stock.  All of the shareholders of the common stock of the corporation have signed a written consent to the adoption of such restated articles of incorporation as so amended pursuant to Article 9.10 of the Texas Business Corporation Act.

ARTICLE V

                        The articles of incorporation and all amendments and supplements thereto are hereby superseded by the following restated articles of incorporation which accurately copy the entire text thereof and as amended as above set forth:

Article One

            The name of the corporation is TEXAS-NEW MEXICO POWER COMPANY.

Article Two

            The period of its duration is perpetual.

Article Three

     SECTION 1 - PURPOSE; OPERATION AS A STAND-ALONE ENTITY

            The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act, provided that, to ensure the separateness of the corporation, the corporation will:

1.01.                 maintain accurate and appropriate detailed books, financial records and accounts, including checking and other bank accounts and custodian and other securities safekeeping accounts, that are separate and distinct from those of any other Person;

1.02.            maintain its books, financial records and accounts (including inter-entity transaction accounts) in a manner so that it will not be difficult or costly to segregate, ascertain or otherwise identify its assets and liabilities;

1.03.            not commingle any of its assets, funds, liabilities or business functions with the assets, funds, liabilities or business functions of any other Person;

1.04.            observe all appropriate corporate procedures and formalities;

1.05.            not merge or consolidate with any other Person (other than for financial reporting purposes);

1.06.            cause all material transactions and agreements between it and any one or more of its Affiliates (including transactions and agreements pursuant to which the assets or property of one is used or to be used by the other) to be entered into in the names of the Persons that are parties to the transaction or agreement and to be formally documented in writing;

1.07.            conduct transactions with third parties in its name and as a Person that is separate and distinct from its Affiliates;

1.08.            pay its own liabilities, expenses and losses only from its own assets;

1.09.            compensate all consultants, independent contractors and agents from its own funds for services provided to it by such consultants, independent contractors and agents;

1.10.                 to the extent that it and its Affiliates jointly contract or do business with vendors or service providers or share overhead expenses, allocate fairly, appropriately non-arbitrarily the costs and expenses incurred in so doing between or among such Persons, with the result that each such Person bears its fair share of all such costs and expenses;

1.11.           to the extent that it contracts or does business with vendors or service providers where the goods or services are wholly or partially for the benefit of its Affiliates, allocate fairly, appropriately and non-arbitrarily the costs incurred in so doing to the Person for whose benefit the goods or services are provided, with the result that each such Person bears its fair share of all such costs;

1.12.           not enter into any guaranty, or otherwise become liable for, or pledge its assets to secure, the liabilities, debts or obligations of any other Person;

1.13.           hold itself out as separate and distinct from any other Person and shall not identify itself as a division or department of any other Person;

1.14.           ensure that decisions with respect to its business and daily operations shall be independently made (although the individual making any particular decision may also be an employee, officer or director of any one or more of its Affiliates) and shall not be dictated by its Affiliates;

1.15.           to the extent that it occupies any premises in the same location or shares the use of equipment with its Affiliates, allocate fairly, appropriately and non-arbitrarily any rent and overhead expenses among and between such Persons with the result that each bears its fair share of all such rent and expenses;

1.16.           cause its representatives and agents to hold themselves out to third parties as being its representatives or agents, as the case may be, and conduct its business using separate business cards, letterhead, purchase orders, invoices, checks and the like bearing its own name, it being understood that it need not have its own dedicated employees;

1.17.           to the extent that it share the same officers or other employees with its Affiliates, allocate fairly, appropriately and non-arbitrarily the salaries of and expenses related to providing other benefits to such officers and other employees between or among such Persons, with the result that each such Person will bear its fair share of the salary and benefit costs associated with all such common or shared officers or other employees;

1.18.           maintain separate annual financial statements prepared in accordance with generally accepted accounting principles, consistently applied], showing its assets and liabilities separate and distinct from those of any other Person;

1.19.           pay or bear the cost of the preparation of its financial statements, and have such financial statements audited by an independent certified public accounting firm;

1.20.           to the extent its financial statements are to be consolidated with the financial statements of any other Person, cause to be included in such consolidated financial statements a narrative description of its separate assets, liabilities, business functions, operations and existence to ensure that such separate assets, liabilities, business functions, operations and existence are readily distinguishable by any Person receiving or relying upon a copy of such consolidated financial statements;

1.21.           not hold out its credit as being available to satisfy the debts or obligations of any other Person;

1.22.           correct any known misunderstanding regarding its separate identity;

1.23.           not make any loans to any Person or buy or hold any indebtedness or other obligations issued by any other Person (except for cash and cash equivalents);

1.24.           hold all of its assets in its own name; and

1.25.           maintain an arm's-length relationship with its Affiliates and enter into transactions with Affiliates only on a commercially reasonably basis.

SECTION 2 - DEFINITIONS

2.01.                 The term "Affiliate" shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise.

2.02.           The term "Person" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

Article Four

            The total number of shares of Capital Stock which the corporation is authorized to issue is thirteen million (13,000,000), of which Capital Stock twelve million (12,000,000) shares of the par value of Ten Dollars ($10.00) per share shall be Common Stock and of which one million (1,000,000) shares of the par value of One Hundred Dollars ($100.00) per share shall be Preferred Stock.

            The designations, preferences, limitations and relative rights in respect of the shares of each class of Capital Stock of the corporation, and the authority granted to the Board of Directors to fix by resolution or resolutions any thereof which shall not be fixed herein, are as follows:

SECTION 1 - DEFINITIONS

            1.01.    The term "Preferred Stock" shall mean all or any shares of any series of Preferred Stock described in Section (2) of this Article Four.

            1.02.    The term "Parity Stock" shall mean stock of any class other than the Preferred Stock with respect to which dividends and amounts payable upon any liquidation, dissolution or winding up of the corporation shall be payable on a parity with and in proportion to the respective amounts payable in respect of the Preferred Stock, notwithstanding that such Parity Stock may have other terms and provisions varying from those of the Preferred Stock.

            1.03.    The term "Junior Stock" shall mean the Common Stock and stock of any other class ranking junior to the Preferred Stock and Parity Stock in respect of dividends and amounts payable upon any liquidation, dissolution or winding up of the corporation.

            1.04.    The term "accrued dividends" shall mean, in respect of each share of stock, that amount which shall be equal to simple interest upon the par value at the annual dividend rate fixed for such share and no more, from and including the date upon which dividends on such share became cumulative and (i) up to but not including the date fixed for payment in liquidation, dissolution or winding up or for redemption, or (ii) up to and including the last day of any period for which such accrued dividends are to be determined, less the aggregate amount of all dividends theretofore paid or declared and set apart for payment thereon. Computation of accrued dividends in respect of any portion of a quarterly dividend period shall be by the 360-day method of computing interest.

            1.05.    The term "gross income available for payment of interest charges" shall mean the total operating revenues and other income net of the corporation, less all proper deductions for operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or income), and other appropriate items, including provision for maintenance, and provision for retirements, depreciation and obsolescence (but in no event less than the minimum provisions required by the terms of any indenture or agreement securing any outstanding indebtedness of the corporation), but excluding any charges on account of interest on indebtedness outstanding and any credits or charges for amortization of debt premium, discount and expense, all to be determined in accordance with sound accounting practice. In determining such "gross income available for payment of interest charges," no deduction, credit or adjustment shall be made on account of (1) profits or losses from sales of property carried in plant or investment accounts of the corporation, or from the reacquisition of any securities of the corporation, or (2) charges for the elimination or amortization of utility plant adjustment or acquisition accounts or other intangibles; and income, excess profits and other taxes based on or measured by income or undistributed earnings or income shall be appropriately adjusted to reflect the effect of the exclusion of such items.

            1.06.    The term "net income of the corporation available for dividends" shall mean the "gross income available for payment of interest charges," as defined and determined above under Section 1.05, less the sum of charges for interest on indebtedness and less charges or plus credits for amortization of debt premium, discount and expense, and other appropriate items, determined in accordance with sound accounting practice.

            In determining "net income of the corporation available for dividends" no deduction, credit or adjustment shall be made on account of (1) expenses in connection with the issuance (except charges or credits for amortization of debt premium, discount and expense), redemption or retirement of any securities issued by the corporation, including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired, or, in the event such redemption or retirement is effected with the proceeds of the sale of other securities of the corporation, interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to date of redemption or retirement, (2) profits or losses from the sales of property carried in plant or investment accounts of the corporation, or from the reacquisition of any securities of the corporation, (3) charges for the elimination or amortization of utility plant adjustment or acquisition accounts or other intangibles, or (4) any earned surplus adjustment (including tax adjustments) applicable to any period of this corporation's predecessor corporation, Community Public Service Company, a Delaware corporation, prior to January 1, 1963; and income, excess profits and other taxes based on or measured by income or undistributed earnings or income shall be appropriately adjusted to reflect the effect of the exclusion of such items.

            1.07.    The term "net income of the corporation available for dividends on Junior Stock" shall mean "net income of the corporation available for dividends," as defined above, less all accrued dividends and all dividends paid on outstanding Preferred Stock and Parity Stock and on any class of stock ranking as to dividends prior to such Preferred Stock or Parity Stock.

            1.08 The term "sound accounting practice" shall mean recognized principles of accounting practice followed by electric utility companies or required by any applicable rules, regulations or orders of any public regulatory authority having Jurisdiction over the accounts of the corporation, provided that the corporation may, at the time, contest or controvert in good faith the validity or applicability to the corporation of any such rule, regulation or order and thereby suspend the effect thereof until such contest or controversy has been terminated.

SECTION 2 - PREFERRED STOCK

            2.01.    Issue in Series. The shares of Preferred Stock may be divided and issued from time to time in one or more series, with such distinguishing characteristics, including designations, preferences, limitations and relative rights, as are hereinafter provided in this Article Four and otherwise as permitted by law. All shares of Preferred Stock of any particular series shall be identical except as to the date or dates from which dividends thereon shall become cumulative as provided in Section 2.02. The authorized but unissued shares of Preferred Stock may be divided by number from time to time into and issued in designated series, and the shares of each series of Preferred Stock so designated shall provide for dividends at such rates, and shall be subject to redemption at such price or prices and at such time or times, as shall be provided in the resolution or resolutions of the Board of Directors providing for the issuance of such stock, full authority for such purpose being granted to and vested in the Board of Directors. The resolution or resolutions of the Board of Directors of the corporation dividing the number of shares of authorized but unissued Preferred Stock, and designating the series and fixing the relative rights and preferences thereof shall (a) designate the series to which Preferred Stock shall belong and fix the number of shares thereof, (b) fix the dividend rate therefor and fix the date from which dividends on the shares of such series initially issued shall be cumulative, (c) state at what times the Preferred Stock of such series shall be redeemable and the redemption price or prices payable thereon in the event of redemption; and may, in a manner not inconsistent with the provisions of this Article Four and insofar as permitted by applicable provisions of law, (i) provide for a sinking fund for the purchase or redemption or a purchase fund for the purchase of shares of such series and the terms and provisions governing the operation of any such fund, (ii) impose conditions or restrictions upon the creation of indebtedness of the corporation or upon the issue of additional Preferred Stock or other stock ranking equally therewith or prior thereto as to dividends or assets, (iii) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, Junior Stock, (iv) grant to the holders of the Preferred Stock of such series the right to convert such stock into shares of Junior Stock, and (v) grant such other special rights to, or impose other conditions or restrictions upon, the holders of shares of such series as the Board of Directors may determine; the term "fixed for such series" and similar terms shall mean stated and expressed in this Article Four, or in any amendment to these Restated Articles of Incorporation, or in a resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of the series referred to.

            2.02.    Dividends. Out of the assets of the corporation legally available for dividends the holders of the Preferred Stock shall be entitled to receive, but only when and as declared by the Board of Directors, dividends at the rate per annum fixed for each series and no more. Dividends declared shall be payable quarterly on March 15, June 15, September 15 and December 15 in each year, to Preferred stockholders of record on such date, not more than fifty (50) days and not less than ten (10) days prior to each such payment date, as may be determined by the Board of Directors. Dividends on the shares of Preferred Stock of any series initially issued shall be cumulative from and including a date fixed for such series at the time of the initial establishment or designation of a series and on any additional shares of the same series from and including the first day of the quarterly dividend period in which such additional shares shall be issued.

            Each share of Preferred Stock shall rank on a parity with each other share of Preferred Stock, irrespective of series, with respect to dividends at the respective rates fixed for such series, and no dividends shall be paid or declared on the Preferred Stock of any series or Parity Stock unless at the same time a dividend in like proportion, ratably, to the accrued dividends on the Preferred Stock of each series outstanding shall be paid or declared and set apart for payment on each series of Preferred Stock then outstanding. The amount of any deficiency for past dividend periods may be paid or declared, and set apart at any time without reference to any quarterly dividend payment date. Accrued dividends on Preferred Stock shall not bear interest.

            2.03.    Liquidation Rights. In the event of any involuntary liquidation, dissolution or winding up of the corporation, the holders of each series of Preferred Stock shall be entitled to receive, for each share thereof, the par value thereof, together with accrued dividends, or, in case such liquidation, dissolution or winding up shall have been voluntary, an amount per share equal to the then applicable current redemption price fixed for such series, before any distribution of the assets shall be made to the holders of shares of any class of Junior Stock; but the holders of Preferred Stock of such series shall be entitled to no further participation in such distribution. In the event that the assets of the corporation available for distribution to holders of Preferred Stock shall not be sufficient to make the full payment herein required, such assets shall be distributed to the holders of the shares of respective series of Preferred Stock ratably in proportion to the amounts payable on each share thereof, including accrued dividends. A consolidation or merger of the corporation or sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the corporation shall not be deemed a dissolution, liquidation or winding up of the corporation within the meaning of this Section 2.03.

            2.04.    Redemption and Repurchase Provisions.

            (A)       Preferred Stock of each series shall be subject to redemption, in whole or in part, at the redemption prices fixed for such series in such amount, at such place and by such method, which, if in part, shall be by lot, as shall from time to time be determined by resolution of the Board of Directors. Notice of the proposed redemption of any shares of any series of Preferred Stock shall be given the corporation by mailing a copy of such notice, at least twenty (20) days but not more than fifty (50) days prior to the date fixed for such redemption, to the holders of record of such shares to be redeemed, at their respective addresses then appearing on the books of the corporation. On or after the date specified in such notice, each holder of shares of Preferred Stock called for redemption as aforesaid, shall be entitled to receive therefor the redemption price thereof, upon presentation and surrender at any place designated in such notice of the certificates for such shares of Preferred Stock held by him. On and after the date fixed for redemption, if notice is given as aforesaid, and unless default is made by the corporation in providing moneys for payment of the redemption price, all dividends on the shares called for redemption shall cease to accrue, and on and after such redemption date, unless default be made as aforesaid, or on and after the date of earlier deposit by the corporation with a bank or trust company doing business in the City of Fort Worth, Texas, or any bank or trust company in the City of New York, New York, duly appointed and acting as transfer agent for this corporation in either case having a capital and surplus of at least $3,000,000.00 in trust for the benefit of the holders of the shares of the Preferred Stock of such series so called for redemption, of all funds necessary for redemption as aforesaid (provided in the latter case that there shall have been mailed as aforesaid to holders of record of shares to be redeemed, a notice of the redemption thereof or that the corporation shall have executed and delivered to the Transfer Agent for the Preferred Stock or to the bank or trust company with which such deposit is made an instrument irrevocably authorizing it to mail such notice at the corporation's expense) all rights of the holders of the shares called for redemption as stockholders of the corporation, except only the right to receive the redemption price, shall cease and determine. Any funds so deposited which shall remain unclaimed by the holders of such Preferred Stock at the end of six (6) years after the redemption date, together with any interest thereon which shall have been allowed by the bank or trust company with which such deposit shall have been made, shall be paid by it to the corporation, free of any trust, and thereafter such holders shall look only to the corporation therefor. Shares of Preferred Stock redeemed as aforesaid shall be restored to the status of authorized but unissued shares.

            (B)       Except as otherwise herein provided or prohibited by law, the corporation may also from time to time purchase shares of Preferred Stock of any series for any sinking or purchase fund and otherwise at not exceeding the then current redemption prices applicable to redemptions for the sinking fund for such series or otherwise, as the case may be, including accrued dividends thereon to the date of purchase, plus customary brokerage commissions. Shares of Preferred Stock of any series so purchased not used to satisfy sinking or purchase fund obligations may in the discretion of the Board of Directors be reissued or otherwise disposed of from time to time to the extent permitted by law.

            C)        If and so long as there are dividends in arrears on any shares of Preferred Stock of any series or Parity Stock or a default exists in any sinking or purchase fund obligation provided for the benefit of any series of Preferred Stock, the corporation shall not redeem any shares of any series of Preferred Stock or Parity Stock, unless in connection therewith all the outstanding Preferred Stock of all series is redeemed, or purchase any shares of any series of Preferred Stock or Parity Stock unless an offer to purchase on a comparable basis is made to the holders of all the Preferred Stock then outstanding.

            (D)       The corporation will not permit any subsidiary corporation to purchase any shares of stock of any class of the corporation.

            2.05.    Restrictions on Corporate Action.

            (A)       So long as any Preferred Stock is outstanding, the corporation shall not, (1) without the consent (given by vote in person or by proxy at a meeting called for the purpose) of the holders of at least two-thirds, or (2) without the consent (given in writing without a meeting) of all the holders, of the aggregate number of shares of all series of Preferred Stock (treated as one class) then outstanding -

                        (I)        Create, authorize or increase the authorized amount of any shares of any class of stock other than Preferred Stock, Parity Stock or Junior Stock or any obligation or security convertible into stock other than Preferred Stock, Parity Stock or Junior Stock, or

                        (ii)        Amend, change or repeal any of the express terms of the Preferred Stock outstanding in any manner prejudicial to the holders thereof, except that, if such amendment, change or repeal is prejudicial to the holders of less than all series of Preferred Stock, the consent of only the holders of two-thirds of the aggregate number of shares of the series thereof so affected shall be required, or

                        (iii)       Issue any shares of Preferred Stock in addition to the shares issued or presently to be issued or issue any Parity Stock unless, after giving effect to the issue of such additional shares,

                                                (a)        the net income of the corporation available for dividends for the period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the calendar month within which such additional shares of stock are to be issued shall have been at least two and one-half (2½) times the aggregate annual dividend requirements upon the entire amount to be outstanding (upon the issuance of such additional shares of Preferred Stock or such Parity Stock) of' Preferred Stock and Parity Stock and of any stocks of the corporation of any class ranking as to dividends prior to the Preferred Stock or Parity Stock;

                                                (b)        the gross income available for payment of interest charges for a period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the calendar month within which such additional shares of stock are to be issued, shall have been at least one and one-half (1½) times the sum of (1) the aggregate annual interest charges on all the indebtedness of the corporation then outstanding, and (2) the aggregate annual dividend requirements upon the entire amount to be outstanding of Preferred Stock and Parity Stock and of any stocks of the corporation of any class ranking as to dividends prior to the Preferred Stock or Parity Stock; and

                                                (c)        the aggregate of the capital of the corporation applicable to all Junior Stock, plus the capital surplus and the earned surplus of the corporation, determined in accordance with sound accounting practice, shall be not less than the aggregate payable upon involuntary liquidation, dissolution or winding up of the corporation to the holders of the entire amount to be outstanding of Preferred Stock and Parity Stock and of any stocks of the corporation of any class ranking as to assets prior to the Preferred Stock.

            In the foregoing computations, there shall be excluded (a) all indebtedness and all shares of stock to be retired in connection with the issue of such additional shares, and (b) all interest charges on all indebtedness and dividend requirements on all shares of stock to be retired in connection with the issue of such additional shares. The net earnings of any property acquired by the corporation during or after the period for which income is computed, or of any property which is to be acquired in connection with the issuance of any such additional shares, if capable of being separately determined or estimated, may be included on a pro forma basis (including a pro forma increase in income, excess profits and other taxes based on or measured by income or undistributed earnings or income) in the foregoing computations; and if within or after the period for which income is computed any substantial portion of the properties of the corporation shall have been disposed of, the net earnings of such property, if capable of being separately determined or estimated, shall be excluded on a pro forma basis (including a pro forma decrease in income, excess profits and other taxes based on or measured by income, or undistributed earnings or income) in the foregoing computations for a period prior to the date of such disposition.

            (B)       So long as any Preferred Stock is outstanding, the corporation shall not, (1) without the consent (given by vote in person or proxy at a meeting called for the purpose) of the holders of a majority or (2) without the consent (given in writing without a meeting) of all the holders, of the aggregate number of shares of all series of Preferred Stock (treated as one class) then outstanding, issue, assume or create unsecured securities (the words "unsecured securities," as used in this paragraph being deemed to mean notes, debentures or other securities representing unsecured indebtedness other than indebtedness maturing by its terms in one year or less from the date of its creation and not renewable or extendible at the option of the corporation for a period of more than one year from the date of its creation) for any purpose, except to refund outstanding unsecured securities of such character, theretofore issued or assumed, if thereby the aggregate principal amount of such unsecured securities would exceed twenty percent (20%) of the sum of (1) the total principal amount of all bonds or other securities representing secured indebtedness of the corporation then to be outstanding, and (2) the capital represented by stocks of the corporation and the earned and capital surplus of the corporation, determined in accordance with sound accounting practice; provided, however, that any unsecured securities theretofore issued under any authorization of holders of Preferred Stock given pursuant hereto (and any securities to refund the same) shall not be considered in determining the amount of other unsecured securities which may be issued, assumed or created within the aforesaid twenty percent (20%) limitation.

            (C)       So long as any Preferred Stock is outstanding, the corporation shall not, (1) without the consent (given by vote in person or by proxy at a meeting called for the purpose) of the holders of at least four-fifths, or (2) without the consent (given in writing without a meeting) of all the holders of the aggregate number of shares of all series of Preferred Stock (treated as one class) then outstanding -

                        (I)        merge or consolidate with or into any other corporation or corporations, provided that the provisions of this clause (i) shall not apply to a purchase or other acquisition by the corporation of franchises or assets of another corporation in any manner which does not involve a merger or consolidation; or

                        (ii)        sell, lease or otherwise dispose of all or substantially all of its property.

            No consent of the holders of the shares of any series of Preferred Stock in respect of action hereinabove set forth in subparagraphs (A), (B) or (C) shall be required if irrevocable provision is contemporaneously made for the redemption of all shares of such series of Preferred Stock at the time outstanding, or provision is made that the proposed action shall not be effective unless irrevocable provision is made for the prompt purchase, redemption or retirement of all shares of such series of Preferred Stock at the time outstanding.

            2.06.    Voting Rights. The holders of Preferred Stock shall not be entitled to vote except:

                        (a)        as provided above under Section 2.05;

                        (b)        as may from time to time be required by the laws of Texas; and

            (c)        voting separately as a class for the election of the smallest number of directors necessary to constitute a majority of the Board of Directors whenever and as often as dividends payable on any series of Preferred Stock outstanding shall be in arrears in an amount equivalent to or exceeding six (6) quarterly dividends, which right may be exercised at any annual meeting and at any special meeting of stockholders called for the purpose of electing directors, until such time as arrears in dividends on the Preferred Stock and the current dividend thereon shall have been paid or declared and a sum sufficient for the payment thereof set apart, whereupon all voting rights given by this clause (c) shall be divested from the Preferred Stock (subject, however, to being at any time or from time to time similarly revived and divested).

            So long as holders of the Preferred Stock shall have the right to elect directors under the terms of the foregoing clause (c), the holders of the Common Stock, voting separately as a class, shall, subject to the voting rights of any other class of stock, be entitled to elect the remaining directors.

           Whenever, under the provisions of the foregoing clause (c) the right of holders of the Preferred Stock, if any, to elect directors shall accrue or shall terminate, the Board of Directors shall, within ten (10) days after delivery to the corporation at its principal office of a request or requests to such effect signed by the holders of at least five percent (5%) of the outstanding shares of any class of stock entitled to vote, call a special meeting, in accordance with the Bylaws of the corporation, of the holders of the class or classes of stock of the corporation entitled to vote, to be held within sixty (60) days from the delivery of such request, for the purpose of electing a full Board of Directors to serve until the next annual meeting and until their respective successors shall be elected and shall qualify; provided, however, that if the annual meeting of stockholders for the election of directors is to be held within eighty (80) days after the delivery of such request, the Board of Directors need not act thereon. If, at any special meeting called as aforesaid or at any annual meeting of stockholders after accrual or termination of the right of holders of the Preferred Stock to elect directors as in the foregoing clause (c) provided, any director shall not be re-elected, his term of office shall end upon the election and qualification of his successor, notwithstanding that the term for which such director was originally elected shall not at the time have expired.

           If, during any interval between annual meetings of stockholders for the election of directors while holders of the Preferred Stock shall be entitled to elect any director pursuant to the foregoing clause (c), the number of directors in office who have been elected by the holders of the Preferred Stock (voting as a class) or by the holders of the Common Stock (voting as a class), as the case may be, shall become less than the total number of directors subject to election by holders of shares of such class, whether by reason of the resignation, death or removal of any director or directors, or an increase in the total number of directors, the vacancy or vacancies shall be filled (1) by the remaining directors or director, if any, then in office who either were or was elected by the votes of shares of such class or succeeded to a vacancy originally filled by the votes of shares of such class or (2) if there is no such director remaining in office, at a special meeting of holders of shares of such class called by the President of the corporation to be held within sixty (60) days after there shall have been delivered to the corporation at its principal office a request or requests signed by the holders of at least five percent (5%) of the outstanding shares of such class; provided, however, that such request need not be so acted upon if delivered less than eighty (80) days before the date fixed for the annual meeting of stockholders for the election of directors.

            Any director may be removed from office for cause by vote of the holders of a majority of the shares of the class of stock which voted for his election (or for his predecessor in case such director was elected by directors). A special meeting of holders of shares of any class may be called by a majority vote of the Board of Directors or by the President for the purpose of removing a director in accordance with the provisions of the preceding sentence, and shall be called to be held within sixty (60) days after there shall have been delivered to the corporation at its principal office a request or requests to such effect signed by holders of at least five percent (5%) of the outstanding shares of the class entitled to vote with respect to the removal of any such director; provided, however, that such request need not be so acted upon if delivered less than eighty (80) days before the date fixed for the annual meeting of stockholders for the election of directors.

            The holders of a majority of the shares of a class of stock entitled under this Section 2.06 to vote for the election or removal of directors or the filling of any vacancy however created in the Board of Directors, present in person or represented by proxy at a meeting called for the purpose of voting on any such action, shall constitute a quorum for such purpose without regard to the presence or absence at the meeting of the holders of any other class of stock not entitled under this Section 2.06 to vote in respect thereto. A lesser interest of the class entitled to vote from time to time may adjourn any meeting for such purpose, and the same shall be held as adjourned without further notice. When a quorum is present, the vote of the holders of a majority of the shares of such quorum shall govern each such election, removal or filling of a vacancy in respect of which such class is entitled to vote.

            Preferred Stockholders shall not be entitled to receive notice of any meeting of holders of any class of stock at which they are not entitled to vote.

            Each holder of Preferred Stock, as to all matters in respect of which such stock has voting power, is entitled to one vote for each share of stock standing in his name. Cumulative voting shall not be allowed, but each holder of Preferred Stock, at any election of directors at which such Preferred Stock has voting power, shall be entitled to cast that number of votes equal to the number of shares of Preferred Stock owned by him for as many directors as there are to be elected.

            2.07.    Restriction on Dividends. So long as any shares of Preferred Stock shall be outstanding, the corporation shall not declare or pay or set apart any dividends on any shares of Junior Stock (other than dividends payable in shares of Junior Stock), or make any other distribution on shares of Junior Stock, or make any expenditures for the purchase, redemption or other retirement for a consideration of shares of Junior Stock

(other than in exchange for other shares of Junior Stock),.unless accrued dividends on all shares of all series of Preferred Stock outstanding for all past quarterly dividend periods shall have been paid or declared and set apart and the full dividend for the then current quarterly dividend period shall have been or concurrently shall be paid or declared and set apart, or if the corporation shall be in default of the sinking or purchase fund obligation provided for any series of Preferred Stock.

            2.08.    Relative Rights and Preferences of Outstanding Series of Preferred Stock. The relative rights and preferences of each of the outstanding series of Preferred Stock which are not set forth elsewhere in this Article Four are as follows:

         (A)          4.65% Cumulative Preferred Stock, Series B (8,290 shares), and 4.75% Cumulative Preferred Stock, Series C (6,950 shares).

                        1.         The Preferred Stock of each of said series shall be designated, respectively, "4.65% Cumulative Preferred Stock, Series B" (herein called "Series B Preferred Stock"), and "4.75% Cumulative Preferred Stock, Series C" (herein called "Series C Preferred Stock").

                        2(a).     Series B Preferred Stock. The fixed dividend rate of the shares of Series B Preferred Stock is 4.65% per share per annum and such dividends are cumulative from the date of issue of the shares of such series initially issued and on any additional shares of the same series from and including the first day of the quarterly dividend period in which such additional shares shall be issued, with the first quarterly dividend payable September 15, 1963; the fixed redemption prices on the shares of such series are $106.50 per share if redeemed prior to September 15, 1966; $105.00 per share if redeemed on September 15, 1966 or thereafter and prior to September 15, 1969; $103.50 per share if redeemed on September 15, 1969 or thereafter and prior to September 15, 1972 ; $102.00 per share if redeemed on September 15, 1972 or thereafter and prior to September 15, 1972 or thereafter and prior to September 15, 1975; $101.00 per share if redeemed on September 15, 1975 or thereafter and prior to September 15, 1978; and $100.00 per share if redeemed on September 15, 1978 or thereafter; together with all accrued dividends thereon (as such phrase is defined for the purposes of Article Four of the Restated Articles of Incorporation of the corporation). The fixed liquidation price for the shares of such series is One Hundred Dollars ($100) per share, together with all accrued dividends thereon (as such phrase is so defined), in the event of involuntary liquidation and the applicable current redemption price in the event of voluntary liquidation, all as more fully prescribed by the provisions of Paragraph 2.03 of Article Four of the Restated Articles of Incorporation of the corporation.

                        2(b).     Series C Preferred Stock. The fixed dividend rate on the shares of Series C Preferred Stock is 4.75% per share per annum and such dividends are cumulative from the date of issue of the shares of such series initially issued and on any additional shares of the same series from and including the first day of the quarterly dividend period in which such additional shares shall be issued, with the first quarterly dividend payable September 15, 1965; the fixed redemption prices on the shares of such series are $105.75 per share if redeemed prior to September 15, 1968; $104.60 per share if redeemed on September 15, 1968 or thereafter and prior to September 15, 1971; $103.45 per share if redeemed on September 15, 1971 or thereafter and prior to September 15, 1974; $102.30 per share if redeemed on September 15, 1974 or thereafter and prior to September 15, 1977; $101.15 per share if redeemed on September 15, 1977 or thereafter and prior to September 15, 1980; and $100.00 per share if redeemed on September 15, 1980 or thereafter; together with all accrued dividends thereon (as such phrase is defined for the purposes of Article Four of the Restated Articles of Incorporation of the corporation). The fixed liquidation price for the shares of such series is One Hundred Dollars ($100) per share, together with all accrued dividends thereon (as such phrase is so defined), in the event of involuntary liquidation and the applicable current redemption price in the event of voluntary liquidation, all as more fully prescribed by the provisions of Section 2.03 of Article Four of the Restated Articles of Incorporation of the corporation.

                        3.         The corporation (unless prevented from so doing by any applicable restriction of law) will in each year, so long as any shares of the Series B or Series C Preferred Stock are outstanding, make offers (hereinafter in this Paragraph 3 called a Purchase Offer) to the holders of shares of the Series B and/or Series C Preferred Stock to purchase on October 1 in each such year, at the prices at which the same may be offered to the corporation up to but not exceeding a price of $100 per share and accrued dividends, a number of shares of said series equal to 2% of the maximum number of shares of each of the Series B and Series C Preferred Stock outstanding at any one time prior to August 15 of such year, all as hereinafter provided in this Paragraph 3.

                        The Transfer Agent for the Series B and Series C Preferred Stock shall, at least 30 days prior to October 1 of each such year, mail to the holders of record of shares of each of the said Series as at the day prior to the mailing date, a notice, in the name of the corporation, that the corporation will on October I of that year, accept offers to sell the number of shares required to be covered by the Purchase Offers at the prices at which shares are offered to the corporation up to but not exceeding a price of $100 per share and accrued dividends thereon.

                        The Transfer Agent shall on October 1, on behalf of the corporation, accept offers to sell shares of the Series B and Series C Preferred Stock received by it up to the full number of shares covered by the Purchase Offer upon such basis as will result in the lowest aggregate cost to the corporation. To that end, the Transfer Agent shall accept offers at the same prices on a pro rata basis with respect to each series, as nearly as may be. In case any person whose offer is accepted shall thereafter fail to make good such offer, said Transfer Agent shall, to the extent practicable, within 30 days after October 1, accept in lieu thereof, the best offer or offers, if any, theretofore made and not theretofore accepted.

                        On or prior to October 1 in each year, the corporation shall deposit with said Transfer Agent cash sufficient to purchase the shares of each of said Series, if any, which have been accepted for purchase pursuant to the Purchase Offer made in such year and thereafter shall deposit any additional funds required to carry out the Purchase Offer for such year. The Transfer Agent shall return to the corporation any funds deposited with it and not applied to the purchase of shares of the Series B or Series C Preferred Stock pursuant to the Purchase Offer for such year.

                        If in any year the full purchase obligation of the corporation shall not have been satisfied by the making and carrying out of the Purchase Offer, any deficiency in the satisfaction of such purchase obligation shall be made good, in the manner hereinafter in this paragraph set forth, before any dividends shall be declared or paid upon or set apart for any shares of Common Stock or any shares of any class of stock ranking junior to the Preferred Stock or any sums applied to the purchase, redemption or other retirement of the Common Stock or any shares of any class of stock ranking junior to the Preferred Stock. Any such deficiency may be made good at any time by the making and carrying out of a Special Purchase Offer covering the number of shares of the Series B or Series C Preferred Stock as to which such deficiency exists and, to that end, the corporation shall file with the Transfer Agent a certificate, signed by the President or a Vice President, specifying a date, not less than 45 days after the date of filing thereof, on which offers to sell shares of the Series B or Series C Preferred Stock will be accepted. Such Special Purchase Offer shall otherwise be made and carried out on thirty days' notice and in the same manner as hereinabove provided for Purchase Offers to be carried out on October 1.

                        The Purchase Offer in any year shall be deemed to have been completed and satisfied if the corporation shall have complied with the provisions of this Paragraph 3 notwithstanding that the total number of shares purchased by it shall have been less than the total number of shares covered by the corporation's Purchase Offer for that year because too few offers to sell were received by it.

                        Shares of the Series B and Series C Preferred Stock purchased pursuant to any Purchase Offer or Special Purchase Offer shall be canceled and shall not be reissued as shares of the same Series.

                        The provisions of this Paragraph 3 in so far as the same relate to purchases of outstanding shares of each of said Series, are subject to the applicable provisions of Section (2) of Article Four of the Restated Articles of Incorporation of the corporation.

                        4.         The shares of the Series B Preferred Stock and Series C Preferred Stock are not convertible.

                        5.         So long as any shares of the Series B or Series C Preferred Stock shall be outstanding, the corporation shall not declare or pay or set apart any dividends on any shares of Junior Stock (other than dividends payable in shares of Junior Stock) or make any other distribution on any shares of Junior Stock, or make any expenditures for the purchase, redemption or other retirement for a consideration of shares of Junior Stock (other than in exchange for other shares of Junior Stock or from the proceeds of any sale of such stock received not more than six (6) months prior to such retirement), if the aggregate amount of all such dividends, distributions and expenditures of the corporation after December 31, 1962, would exceed the aggregate amount of the net income of such corporation available for dividends on Junior Stock accumulated after December 31, 1962, plus $1,500,000, and then only within the limits set forth in Section 3.01 of Article Four of the Restated Articles of Incorporation of the corporation. For the purposes of this paragraph, references to the "corporation" shall mean both the corporation and its predecessor, Community Public Service Company, a Delaware corporation.

SECTION 3 THE COMMON STOCK

            3.01.    Dividends. Out of any assets of the corporation legally available for dividends remaining after full cumulative dividends upon any shares of Preferred Stock or of any other class of stock ranking as to dividends ahead of the Common Stock of the corporation then outstanding shall have been paid or declared and set apart for all past quarterly dividend periods and for the current quarterly dividend period, then and not otherwise, dividends may be paid upon the Common Stock to the exclusion of the Preferred Stock and of any such other class of stock.

            3.02.    Distribution of Assets. In the event of any liquidation, dissolution or winding up of the corporation, after there shall have been paid to or set aside for the holders of all series of Preferred Stock and of any other class of stock ranking as to assets ahead of the Common Stock the full preferential amounts, including accrued dividends, to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive, pro rata, all the remaining assets of the corporation available for distribution to its stockholders. The Board of Directors, by vote of a majority of the members thereof, may distribute in kind to the holders of the Common Stock such remaining assets of the corporation or may sell, transfer or otherwise dispose of all or any of the remaining property and assets of the corporation to any other corporation and receive payment therefor wholly or partly in cash and/or in stock and/or in obligations of such corporation, and may sell all or any part of the consideration received therefor or distribute the same and/or the balance thereof in kind to the holders of the Common Stock.

            3.03.    Voting Rights. Subject to the voting rights expressly conferred upon the Preferred Stock by Section (2) of this Article Four and by law and the voting rights of any other class of stock, the holders of the Common Stock shall exclusively possess full voting power for the election of directors and for all other purposes and shall be entitled to one vote for each share of Common Stock held of record. Cumulative voting shall not be allowed, but each holder of Common Stock, at any election of directors at which such Common Stock has voting power, shall be entitled to cast that number of votes equal to the number of shares of Common Stock owned by him for as many directors as there are to be elected.

SECTION 4 - MISCELLANEOUS

            4.01.    Preemptive Rights. No holder of stock of any class of the corporation shall have any right, as such holder, to purchase or subscribe for any stock of any class of the corporation now or hereafter authorized or any securities convertible into, or carrying or evidencing any right or option to purchase, stock of any class now or hereafter authorized which the corporation may at any time issue, but any and all such stock, securities, rights and/or options may be issued and disposed of by the Board of Directors to such persons and for such lawful consideration and on such terms as the Board of Directors in its discretion may determine, without first offering the same or any thereof to the stockholders of the corporation.

            4.02.    Stock Fully Paid. All shares of capital stock, whether heretofore issued or hereafter issued for a lawful consideration fixed by the Board of Directors, including, without limitation, issuance of stock dividends, shall, when the full lawfuI consideration fixed by the Board of Directors has been paid, or when so issued as a stock dividend, be deemed fully paid stock and not liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payment thereon.

            4.03.    Unissued Shares. Any of the unissued shares of capital stock of the corporation may be issued from time to time in such amount and manner, including, without limitation, in distribution as stock dividends, and for such lawful consideration as the Board of Directors may determine.

Article Five

            The Bylaws of the corporation may be altered, amended or repealed at any regular or special meeting of the directors at which a quorum is present by the affirmative vote of a majority of those present at such meeting, provided notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting.

Article Six

            The corporation has heretofore complied with the requirements of law as to the initial minimum capital requirements without which it could not commence business under the Texas Business Corporation Act.

Article Seven

            The post office address of its registered office is 4100 International Plaza, P.O. Box 2943, Fort Worth, Texas 76113, and the name of its registered agent at such address is M. D. Blanchard.

Article Eight

            The number of directors presently constituting the Board of Directors of the corporation is nine, and the names and addresses of the persons now serving as directors are as follows:

R. Denny Alexander Fort Worth, Texas
John A. Fanning Fort Worth, Texas
Sidney M. Gutierrez Albuquerque, New Mexico
J. R. Holland, Jr. Dallas, Texas
Harris L. Kempner, Jr. Galveston, Texas
Kevern R. Joyce Fort Worth, Texas
Dr. Carol D. Surles Charleston, Illinois
Larry G. Wheeler Oakland, California
Dennis H. Withers Mansfield, Texas

Article Nine

            To the full extent allowed pursuant to the Texas Miscellaneous Corporation Laws Act as it now exists or as it may be amended or recodified from time to time, directors shall not be personally liable to the Corporation or its shareholders for monetary damages for any act or omission in the director's capacity as a director except for liability for:

1.         a breach of the director's duty of loyalty to the corporation or its shareholders or members;

2.         an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

3.         a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

4.         an act or omission for which the liability of a director is expressly provided for by statute;

5.         an act related to an unlawful stock repurchase or payment of a dividend.

ARTICLE TEN

The corporation shall at all times have at least one Independent Director, who will be appointed by the shareholders.  To the fullest extent permitted by the Texas Business Corporation Act, the Independent Director shall consider only the interests of the corporation and its creditors in acting or otherwise voting on any Material Action.  For purposes of this provision:  "Independent Director" means a natural person who, for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not: (i) an employee, director, stockholder, partner or officer of the corporation or any of its Affiliates (other than his or her service as an Independent Director of the corporation); (ii) a customer or supplier that derives more than ten percent of its revenues from the corporation or any of its Affiliates; or (iii) any member of the immediate family of a person described in (i) or (ii); and "Material Action" shall mean to amend the Article of Incorporation, consolidate or merge the corporation with or into any Person, or sell all or substantially all of the assets of the corporation or to institute proceedings to have the corporation be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the corporation or file a petition seeking, or consent to, reorganization or relief with respect to the corporation under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or a substantial part of its property, or make any assignment for the benefit of creditors of the corporation, or admit in writing the corporation's inability to pay its debts generally as they become due, or, to the fullest extent permitted by law, take action in furtherance of any such action, or dissolve or liquidate the corporation.

ARTICLE ELEVEN

            The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of not less than One Thousand Dollars ($1,000.00).

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation as of this 7th day of April, 2000.

TEXAS-NEW MEXICO POWER COMPANY

By:  ___/s/ Paul W. Talbot_______
        Name:  Paul W. Talbot
        Title:  Secretary